EXHIBIT "E"

                   INDEX TO UNAUDITED FINANCIAL STATEMENTS OF
                         SAFE AID PRODUCTS INCORPORATED

I. Unaudited Financial Statements for the Quarter ended February 28, 1997

     Balance Sheets - February 28, 1997 (unaudited) and November 30, 1996   E-1

     Statement of Stockholders' Equity date of inception (May 21, 1987)     E-2
     through February 28, 1997

     Statement of Operations - three months ended February 28, 1997 and     E-4
     February 29, 1996 (unaudited) and from inception (May 21, 1987) through February 28, 1997 (unaudited)

     Statement of Cash Flows - three months ended February 28, 1997 and     E-5
     February 29, 1996 (unaudited) and from inception (May 21, 1987) through February 28, 1997 (unaudited)

     Notes to Financial Statements                                          E-6
     February 28, 1997 (unaudited)


II. Unaudited Financial Statements for the Quarter ended May 31, 1997

     Balance Sheets - May 31, 1997 (unaudited) and November 30, 1996        E-10

     Statement of Stockholders' Equity                                      E-11
     date of inception (May 21, 1987) through May 31, 1997

     Statement of Operatons - six months ended May 31, 1997 and             E-13
     February 29, 1996 (unaudited) and from inception (May 21, 1987) through May 31, 1997 (unaudited)

     Sttement of Cash Flows - six months ended May 31, 1997 and             E-15
     May 31, 1996 (unaudited) and from inception (May 21, 1987) through May 31, 1997 (unaudited)

     Notes to Financial Statements                                          E-16
     May 31, 1997 (unaudited)

                                                                                     EXHIBIT E
                                                                                     ---------

                                SAFE AID PRODUCTS INCORPORATED
                                 (A DEVELOPMENT STAGE COMPANY)
                                        BALANCE SHEETS




                                                      February 28, 1997    November 30, 1996
                                                          Unaudited

                                             ASSETS

CURRENT ASSETS
         Cash                                            $      1,423         $      4,034
                                                         ------------         ------------
                  TOTAL CURRENT ASSETS                          1,423                4,034

MACHINERY AND EQUIPMENT
         Net of accumulated depreciation of $4,258                  0                    0
                                                         ------------         ------------

                  TOTAL ASSETS                           $      1,423         $      4,034
                                                         ============         ============


                                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
         Shareholder loans                               $     13,500         $     13,500
         Accrued expenses                                       5,457                5,293
                                                          -----------          -----------
                  TOTAL CURRENT LIABILITIES                    18,957               18,793
                                                          -----------          -----------

STOCKHOLDERS' EQUITY
         Common stock $.00001 par value
           950,000,000 shares authorized;
           702,977,200 issued and outstanding                   7,030                7,030
         Additional paid in capital                         1,548,969            1,548,969
         Deficit accumulated during development
           stage                                           (1,573,533)          (1,570,758)
                                                           ----------           ----------
                  TOTAL                                   (    17,534)          (   14,759)
                                                           ----------           ----------

                  TOTAL LIABILITIES AND
                    STOCKHOLDERS' EQUITY                 $      1,423         $      4,034
                                                         ============         ============




                                                                SAFE AID PRODUCTS INCORPORATED
                                                                (A DEVELOPMENT STAGE COMPANY)
                                                              STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                      Deficit
                                                                                                    Accumulated
                                                                                   Additional         During            Total
                                                      Common Stock                  Paid-in         Development      Stockholders'
                                               Shares              Amount           Capital            Stage           Equity


Date of inception - May 21, 1987                      0          $      0          $         0     $          0    $            0

Issuance of common stock
 for cash to founders                       100,000,000             1,000                9,000                0            10,000
                                            -----------            ------            ---------       ----------         ---------
Balance, November 30, 1987                  100,000,000             1,000                9,000                0            10,000

Issuance of common stock for
 cash to outside investors from
 December 1, 1987 through
 February 11, 1988                          350,000,000             3,500              152,014                0           155,514

Public issuance of shares for
 cash, net of expenses, during
 the period April 11, 1988
 through June 30, 1988                      150,000,000             1,500            1,212,341                0         1,213,841

Issuance of common stock for
 services during August 1988                  4,050,000                40               80,960                0            81,000

Issuance of common stock for
 cash in connection with
 exercise of warrants during
 November 1988                                  675,000                 7               13,493                0            13,500

Net loss for the year ended
 November 30, 1988                                    0                 0                    0       (  414,054)       (  414,054)
                                            -----------        ----------            ---------         --------         ---------
Balance, November 30, 1988                  604,725,000             6,047            1,467,808       (  414,054)        1,059,801

Issuance of common stock for
 services from December 1988
 to October 1989                              1,700,000                18               26,482                0            26,500

Issuance of common stock for
 cash in connection with
 exercise of warrants during
 the year ended November 30, 1989             2,027,200                20               40,524                0            40,544

Net loss for the year ended
 November 30, 1989                                    0                 0                    0       (  561,463)       (  561,463)
                                            -----------         ---------            ---------        ---------         ---------
Balance, November 30, 1989                  608,452,200             6,085            1,534,814       (  975,517)          565,382


                                                            (continued)



                                                      SAFE AID PRODUCTS INCORPORATED
                                                       (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENT OF STOCKHOLDERS' EQUITY



                                                                                                      Deficit
                                                                                                    Accumulated
                                                                                    Additional        During             Total
                                                         Common Stock                Paid-in        Development      Stockholders'
                                                  Shares             Amount          Capital           Stage            Equity


Issuance of common stock for cash
 in connection with exercise of
 warrants during the year ended
 November 30, 1990                                  25,000                 0               500                0               500

Net loss for the year ended
 November 30, 1990                                       0                 0                 0      (   353,012)       (  353,012)

Net loss for the year ended
 November 30, 1991                                       0                 0                 0      (   108,242)       (  108,242)

Net loss for the year ended
 November 30, 1992                                       0                 0                 0     (     58,009)       (   58,009)

Issuance of common stock for
 services for the year ended
 November 30, 1993                                 500,000                 5               495                0               500

Net loss for the year ended
 November 30, 1993                                       0                 0                 0     (     44,479)       (   44,479)

Issuance of common stock for
 services for the year ended
 November 30, 1994                              94,000,000               940            13,160                0            14,100

Net loss for the year ended
 November 30, 1994                                       0                 0                 0     (      7,441)       (    7,441)
                                               -----------          --------      ------------     ------------         ---------
Balance, November 30, 1994                     702,977,200             7,030         1,548,969       (1,546,700)            9,299

Net loss for the year ended
 November 30, 1995                                       0                 0                 0     (     19,049)       (   19,049)
                                               -----------          --------      ------------      -----------         ---------
Balance, November 30, 1995                     702,977,200             7,030         1,548,969       (1,565,749)       (    9,750)

Net loss for the year ended
 November 30, 1996                                       0                 0                 0     (      5,009)       (    5,009)
                                               -----------         ---------      ------------     ------------        ----------
Balance, November 30, 1996                     702,977,200           $ 7,030        $1,548,969      $(1,570,758)      $(   14,759)

Net loss for the three months ended
 February 28, 1997, unaudited                            0                 0                 0      (     2,775)        (   2,775)
                                               -----------         ---------      ------------     ------------        ----------

Balance, February 28, 1997 unadited            702,977,200           $ 7,030        $1,548,969      $(1,573,533)      $(   17,534)
                                               -----------         ---------      ------------     ------------        ----------



                                                    SAFE AID PRODUCTS INCORPORATED
                                                     (A DEVELOPMENT STAGE COMPANY)
                                                        STATEMENT OF OPERATIONS
                                                              (UNAUDITED)


                                                         For The Three              From Inception
                                                         Months Ended             (May 21, 1987) to
                                                February 28,    February 29,         February 28,
                                                    1997            1996                 1997

REVENUE

    Net sales                                    $      0          $  9,828           $  237,030
    License fees                                        0                 0               10,000
    Interest income                                     0                 0              120,676
                                                 --------          --------            ---------
             TOTAL REVENUES                             0             9,828              367,706
                                                 --------          --------            ---------

EXPENSES

    Cost of sales                                       0             7,589              203,463
    Selling, general and
     administrative                                 2,775             3,536              923,154
    Research and development                            0                 0              594,618
    Selling expenses                                    0                 0               65,642
    Depreciation and amortization                       0                 0               29,443
    Loss- inventory obsolescence                        0                 0              124,919
                                                  -------          --------            ---------
             TOTAL                                  2,775            11,135            1,941,239
                                                  -------          --------            ---------

NET LOSS                                         $( 2,775)         $( 1,307)         $(1,573,533)
                                                   ======            ======            =========

LOSS PER SHARE:
    Net loss per share                               NIL                NIL                  NIL
                                                   ======            ======               ======
WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING                            702,977,200       702,977,200          673,991,290
                                              ===========       ===========          ===========



                                                  SAFE AID PRODUCTS INCORPORATED
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENT OF CASH FLOWS
                                                             UNAUDITED



                                                                   For The Three           From Inception
                                                                   Months Ended          (May 21, 1987) to
                                                              February 28,  February 29,    February 28,
                                                                 1997          1996             1997

CASH FLOWS FROM OPERATING ACTIVITIES

         Net loss                                              $( 2,775)      $( 1,307)      $(1,573,533)
                                                               --------       --------       -----------
         Adjustments to reconcile net loss to net cash
                  used in operating  activities:
           Depreciation and amortization                              0              0            29,443
           Issuance of common stock for services                      0              0           122,100
           Loss on abandonment of assets                              0              0            11,018
         Changes in operating assets and liabilities:
          (Increase) decrease in assets:
            Organization costs                                        0              0        (    1,350)
           Increase (decrease) in liabilities:
            Accounts payable and accrued expenses                   164         (  388)            5,457
                                                                 ------         ------        ----------
                  TOTAL ADJUSTMENTS                             ( 2,611)        (  388)          166,668
                                                                 ------         ------        ----------

         NET CASH USED BY OPERATING
          ACTIVITIES                                                  0        ( 1,695)       (1,406,865)
                                                                 ------         ------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
         Additions to property and equipment                          0              0        (   39,111)
                                                                 ------         ------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds from issuance of common stock                       0              0         1,433,899
         Loans from stockholders                                      0          3,500            23,500
         Repayment of stockholders' loans                             0              0        (   10,000)
                                                                 ------         ------         ---------

         NET CASH PROVIDED BY FINANCING
          ACTIVITIES                                                  0          3,500         1,447,399
                                                                 ------         ------         ---------

INCREASE (DECREASE) IN CASH                                      (2,611)         1,805             1,423

BEGINNING CASH BALANCE                                            4,034          2,191                 0
                                                                 ------         ------        ----------
ENDING CASH BALANCE                                            $  1,423       $  3,996       $     1,423
                                                                =======         ======        ==========

                         SAFE AID PRODUCTS INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28,1997
                                   UNAUDITED


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Safe Aid Products Incorporated ("the Company") was incorporated on May 21, 1987 in the State of Delaware to engage in manufacturing and marketing of a disinfectant product for sale in dental and medical offices and hotel and motel markets, as well as in the retail over-the counter market, and to engage in research and development regarding nasal and transdermal delivery of aspirin and other drugs. At present, the Company remains in its development stage. Its activities to date consist of limited sales of disinfectant products and the investigation of the nasal and transdermal delivery of aspirin and other drugs.

The Company's financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company reported net losses of $5,089 and $19,049 for the fiscal years ended November 30, 1996 and 1995, respectively. The continuation of the Company is dependent upon obtaining additional capital or financing and the eventual achievement of sustained profitable operations. To obtain these objectives, management is pursuing a number of options, including continued efforts towards the licensing of patents related to the nasal and transdermal delivery of aspirin and other drugs. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial data for the three months ended February 28, 1997 and February 29, 1996 is unaudited, but includes all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of the management, necessary for a fair presentation of the results of operations for such periods.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates and assumptions.

Depreciation of machinery and equipment is computed under an accelerated method over five year estimated useful lives of the related assets.

Net Loss Per Share

Net loss per average common and common equivalent share has been computed on the basis of the weighted average number of common shares and equivalents outstanding during the respective periods. The effects on loss per share resulting from the assumed issuance of reserved shares and the assumed exercise of warrants in all periods presented are antidilutive and, therefore, not included in the calculations.

                         SAFE AID PRODUCTS INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28,1997
                                    UNAUDITED

NOTE 2 - INCOME TAXES

No provision has been made in the accompanying financial statements for income taxes payable because of the Company's operating loss from operations. At November 30, 1996, the Company has approximately $1,553,000 of operating loss carryforwards for financial reporting and income tax purposes that expire through the year 2011. Additionally, the Company has approximately $44,000 of research and development credits available to offset future income taxes through the year 2005.

NOTE 3:  STOCKHOLDERS' EQUITY

The Articles of Incorporation provide for the authorization of 950,000,000 shares of common stock at $.00001 par value. Original capital contributed was $10,000 in payment for the issuance of 100,000,000 shares of common stock.

During the period from December 1, 1987 through February 11, 1988, an additional 350,000,000 shares were issued for an aggregate consideration of $155,514.

In June of 1988, the Company completed a sale of 150,000 units to the public at a price of $10 per unit. The Company received proceeds in the amount of $1,213,841, net of commissions and expenses to the underwriter, legal, accounting and other expenses related to the public offering in the amount of $286,159. Each unit consisted of 1,000 shares of common stock, $.00001 par value, and 500 redeemable common stock warrants designated redeemable Warrant "A". Each redeemable Warrant "A" would upon exercise, entitle the holder to purchase one share of common stock for $.02 per share and to receive one redeemable Class "B" Common Stock purchase warrant. Each redeemable Class "B" Common Stock purchase warrant would, upon exercise, entitle the holder to purchase one share of common stock for $.05 per share. These exercise periods of both Class "A: and Class "B" warrants have been extended by the Board of Directors through January 9, 1998. At February 28, 1997, 147,272,800 shares of common stock are reserved in connection with such warrants.

The shares of common stock and common stock purchase warrants were immediately detachable from the units upon closing of the public offering and are, to the extent a market exists, therefore, traded separately from the common stock.

In August 1988, 4,050,000 shares of common stock were issued to certain consultants of the Company as compensation for their services rendered. These shares have been valued by the Company at $.02 per share. The Company recorded these shares as research and development expense.

During November 1988, 675,000 redeemable Class "A" Common Stock purchase warrants were exercised at a price of $.02 per share. The Company received proceeds of $13,500 upon the exercise of these warrants.

                         SAFE AID PRODUCTS INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28,1997
                                    UNAUDITED


NOTE 3:  STOCKHOLDERS' EQUITY (continued)

In December 1988, 750,000 shares of common stock were issued to an unrelated company as an inducement to enter into a license agreement at $.02 per share. The Company recorded these shares as research and development expense.

In March 1989, 200,000 shares of common stock were issued to an unrelated party as compensation for services rendered to the Company. These shares have been valued by the Company at $.02 per share. The Company recorded these shares as public relations expense.

In October 1989, 750,000 shares of common stock were issued to unrelated parties as compensation for services rendered to the Company. These shares have been valued by the Company at $.01 per share. The Company recorded these shares as consulting and research and development expense.

During the years ended November 30, 1989 and 1990, 2,027,200 and 25,000 redeemable Class "A" Common Stock purchase warrants were exercised at a price of $.02 per share, respectively. The Company received proceeds of $40,544 and $500 upon the exercise of these warrants, respectively.

On January 8, 1993, the Company issued 500,000 shares of the Company's common stock in consideration of consulting services. The shares were valued at $.001 per share.

In January and February of 1994, 94,000,000 shares of common stock were issued to certain officers and consultants of the Company and to one of the Company's law firms as compensation for their services rendered and to induce them to continue to provide their services to the Company. These shares have been valued by the Company at $.00015 per share and the Company recorded these shares as general and administrative expenses during the year ended November 30, 1994.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

On February 27, 1997, the Company entered into a joint venture with CC Plus, a Spanish corporation. The purpose of the joint venture is to establish the worldwide development, production and marketing of nasally administered aspirin (the "Product"), as well as research and develop the ability to use the Product in connection with the nasal administration of other medications or natural substances. The term of the joint venture is ten (10) years, commencing February 27, 1997 and shall be automatically renewed for periods of ten (10) years unless otherwise terminated in accordance with the terms of the Agreement. However, during the initial term, the Company holds the exclusive right to terminate the joint venture in the event that the total sales of the Product are less than 1,500,000 units during the initial thirty months of the term of joint venture.

The Company and CC Plus shall share the earnings of the joint venture in equal shares of fifty (50%) percent each. However, the Company's share in the earnings of the joint venture shall not be less than five (5%) percent of the gross sales of the joint venture. As a condition to the joint venture, CC Plus shall expend no less than $500,000.00 towards the development and marketing of the Product. The initial name of the joint venture is "CC Plus-Safe Aid Joint Venture."

                         SAFE AID PRODUCTS INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28,1997
                                    UNAUDITED

NOTE 4 - COMMITMENTS AND CONTINGENCIES (continued)

On July 25, 1994, the Company entered into a license agreement with CMR Group, Inc. ("CMR") in which the Company granted to CMR an exclusive license to develop and market the Company's patent rights relating to TCGU or bleaching products. In consideration for granting CMR this license, the Company received a license fee of $10,000 in 1994 and will receive royalties of 10% of the net revenue from all sales of products containing TCGU until the Company receives $1,000,000, and 7% of the net revenue from such sales thereafter.

There were no royalties earned pursuant to this agreement during the year ended November 30, 1996 or the three months ended February 28, 1997.

On January 25, 1988, the Company entered into a research agreement with the University of Kentucky Research Foundation (UKRF). Pursuant to the terms of the agreement, the Company offered a grant in the amount of $100,000 per year, in exchange for specific research to be performed by UKRF. The Company paid $100,000 for the year ended November 30, 1988 and $75,000 for the year ended November 30, 1989. No grants were offered subsequent to 1989. All inventions or discoveries pursuant to the research agreement shall be owned by UKRF. UKRF has granted an option to the Company for the exclusive license of any such invention or discoveries. Upon exercising its option, the Company shall pay a license fee up to $10,000. Certain members of the Company's Advisory Board are professors at the University of Kentucky. On August 30, 1988 the Company exercised its option with respect to certain patent rights. Additionally, the Company shall pay annual royalties during the term of the agreement based upon annual direct and indirect net sales as follows:

i.       2.0% royalty on all direct sales.
ii. For all indirect sales for which the Company receives a royalty, 1/3 of such royalty is to be paid to UKRF. This royalty payment cannot be less than 1% or more than 2% of such indirect sales.
iii. For all indirect sales for which the Company receives a license fee, 20% of such license fee is to be paid to UKRF.

There has been no activity with respect to this agreement during the year ended November 30, 1996 or the three months ended February 28, 1997.

On January 25, 1988, the Company entered into a license agreement with UKRF in connection with the right to use certain information and patents concerning the derivation of aspirin. The agreement also required a non-refundable license issue fee of $5,000 upon execution. Additionally, the Company shall pay a royalty in an amount equal to 2% of the net sales of the licensed product as defined in the agreement. There has been no activity with respect to this agreement during the year ended November 30, 1996 or the three months ended February 28, 1997.

                                              SAFE AID PRODUCTS INCORPORATED
                                               (A DEVELOPMENT STAGE COMPANY)

                                                      BALANCE SHEETS

                                                                           May 31, 1997      November 30, 1996
                                                                            Unaudited

                                                         ASSETS

CURRENT ASSETS
         Cash                                                              $         130        $       4,034
                                                                              ----------          -----------
                  TOTAL CURRENT ASSETS                                               130                4,034

MACHINERY AND EQUIPMENT
         Net of accumulated depreciation of $4,258                                     0                    0
                                                                            ------------          -----------
                  TOTAL ASSETS                                             $         130         $      4,034
                                                                            ============          ===========


                                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

         Shareholder loans                                                  $     13,500           $   13,500
         Accrued expenses                                                          6,589                5,293
                                                                             -----------          -----------
                  TOTAL CURRENT LIABILITIES                                       20,089               18,793
                                                                             -----------          -----------

STOCKHOLDERS' EQUITY
         Common stock $.00001 par value
           950,000,000 shares authorized;
           702,977,200 issued and outstanding                                      7,030                7,030
         Additional paid in capital                                            1,548,969            1,548,969
         Deficit accumulated during development
           stage                                                              (1,575,958)          (1,570,758)
                                                                              ----------           ----------
                  TOTAL                                                       (   19,959)          (   14,759)
                                                                              ----------           ----------
                  TOTAL LIABILITIES AND
                    STOCKHOLDERS' EQUITY                                    $        130           $    4,034
                                                                            ============          ===========






                                                   SAFE AID PRODUCTS INCORPORATED
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                 STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                  Deficit
                                                                                                  Accumulated
                                                                                Additional        During           Total
                                                      Common Stock              Paid-In           Development      Stockholders'
                                             Shares            Amount           Capital           Stage            Equity
Date of inception - May 21, 1987                 0      $          0   $             0    $           0    $            0

Issuance of common stock
 for cash to founders                  100,000,000             1,000             9,000                0            10,000
                                       -----------            ------         ---------        ---------         ---------

Balance, November 30, 1987             100,000,000             1,000             9,000                0            10,000

Issuance of common stock for
 cash to outside investors from
 December 1, 1987 through
 February 11, 1988                     350,000,000             3,500           152,014                0           155,514

Public issuance of shares for
 cash, net of expenses, during
 the period April 11, 1988
 through June 30, 1988                 150,000,000             1,500         1,212,341                0         1,213,841

Issuance of common stock for
 services during August 1988             4,050,000                40            80,960                0            81,000

Issuance of common stock for
 cash in connection with
 exercise of warrants during
 November 1988    675,000                        7            13,493                 0           13,500

Net loss for the year ended
 November 30, 1988                               0                 0                 0       (  414,054)       (  414,054)
                                       -----------        ----------    --------------         --------         ---------
Balance, November 30, 1988             604,725,000             6,047         1,467,808       (  414,054)        1,059,801

Issuance of common stock for
 services from December 1988
 to October 1989                         1,700,000                18            26,482                0            26,500

Issuance of common stock for
 cash in connection with
 exercise of warrants during
 the year ended November 30, 1989        2,027,200                20            40,524                0            40,544

Net loss for the year ended
 November 30, 1989                               0                 0                 0       (  561,463)       (  561,463)
                                       -----------         ---------   ---------------        ---------         ---------
Balance, November 30, 1989             608,452,200             6,085         1,534,814       (  975,517)          565,382

                                                            (continued)




                                                   SAFE AID PRODUCTS INCORPORATED
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                 STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                    Deficit
                                                                                                    Accumulated
                                                                                  Additional        During           Total
                                                        Common Stock              Paid-In           Development      Stockholders'
                                               Shares         Amount              Capital           Stage            Equity
Issuance of common stock for cash
 in connection with exercise of
 warrants during the year ended
 November 30, 1990                            25,000              0               500                0               500

Net loss for the year ended
 November 30, 1990                                 0              0                 0      (   353,012)       (  353,012)

Net loss for the year ended
 November 30, 1991                                 0              0                 0      (   108,242)       (  108,242)

Net loss for the year ended
 November 30, 1992                                 0              0                 0     (     58,009)       (   58,009)

Issuance of common stock for
 services for the year ended
 November 30, 1993                           500,000              5               495                0               500

Net loss for the year ended
 November 30, 1993                                 0              0                 0     (     44,479)       (   44,479)

Issuance of common stock for
 services for the year ended
 November 30, 1994                        94,000,000            940            13,160                0            14,100

Net loss for the year ended
 November 30, 1994                                 0              0                 0     (      7,441)       (    7,441)
                                         -----------       --------        ----------     ------------       -----------
Balance, November 30, 1994               702,977,200          7,030         1,548,969       (1,546,700)            9,299

Net loss for the year ended
 November 30, 1995                                0               0                 0     (     19,049)       (   19,049)
                                         -----------       ---------       ----------      -----------       -----------
Balance, November 30, 1995               702,977,200          7,030         1,548,969       (1,565,749)       (    9,750)

Net loss for the year ended
 November 30, 1996                                 0              0                 0     (      5,009)       (    5,009)
                                         -----------      ---------        ----------     ------------       -----------
Balance, November 30, 1996               702,977,200          7,030         1,548,969       (1,570,758)       (   14,759)

Net loss for the six months ended
 May 31, 1997, unaudited                           0              0                 0     (      5,200)       (    5,200)
                                         -----------      ---------        ----------     ------------       -----------
Balance, May 31, 1997 unaudited          702,977,200        $ 7,030        $1,548,969      $(1,575,958)      $(   19,959)
                                         ===========      =========        ==========     ============       ===========



                                      E-12




                                                   SAFE AID PRODUCTS INCORPORATED
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENT OF OPERATIONS
                                                            (UNAUDITED)

                                                                       For The Six               From Inception
                                                                      Months Ended             (May 21, 1987) to
                                                                        May 31,                     May 31,

                                                                 1997             1996                 1997
REVENUE
         Net sales                                         $          0         $  9,828            $  237,030
         License fees                                                 0                0                10,000
         Interest income                                              0                0               120,676
                                                              ---------       ----------            ----------
                  TOTAL REVENUES                                      0            9,828               367,706
                                                              ---------       ----------            ----------

EXPENSES
         Cost of sales                                                0            7,599               203,463
         Selling, general and administrative                      5,200            5,475               925,579
         Research and development                                     0                0               594,618
         Selling expenses                                             0                0                65,642
         Depreciation and amortization                                0                0                29,443
         Loss- inventory obsolescence                                 0                0               124,919
                                                              ---------       ----------            ----------
                  TOTAL                                           5,200           13,074             1,943,664
                                                              ---------       ----------            ----------

NET LOSS                                                     $(   5,200)       $(  3,246)          $(1,575,958)
                                                             ==========        =========           ===========


LOSS PER SHARE:
         Net loss per share                                         NIL              NIL                   NIL
                                                             ==========        =========           ===========
WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING                                          702,977,200       702,977,200          694,164,060
                                                            ===========       ===========          ===========





                         SAFE AID PRODUCTS INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                         For The Three
                                                           Months Ended
                                                              May 31,
                                                        1997             1996

REVENUE
      Net sales                                  $          0       $        0
                                                   ----------        ---------

TOTAL REVENUES                                              0                0
                                                   ----------        ---------


EXPENSES
      Selling, general and administrative               2,425            1,939
                                                     --------          -------
               TOTAL                                    2,425            1,939
                                                     --------          -------
NET LOSS                                           $(   2,425)       $(  1,939)
                                                     ========          =======

LOSS PER SHARE:

      Net loss per share                              NIL                  NIL
                                                  ===========       ===========

WEIGHTED AVERAGE NUMBER OF
COMMON  SHARES OUTSTANDING                        702,977,200       702,977,200
                                                  ===========       ===========





                                                   SAFE AID PRODUCTS INCORPORATED
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENT OF CASH FLOWS
                                                             UNAUDITED

                                                                               For The Six                From Inception
                                                                               Months Ended             (May 21, 1987) to
                                                                                 May 31,                     May 31,

                                                                           1997           1996                 1997
CASH FLOWS FROM OPERATING ACTIVITIES
         Net loss                                                       $( 5,200)       $(  3,246)          $(1,575,958)
                                                                          ------          -------             ---------
         Adjustments to reconcile net loss to net cash
                  used in operating  activities:
           Depreciation and amortization                                       0                0                29,443
           Issuance of common stock for services                               0                0               122,100
           Loss on abandonment of assets                                       0                0                11,018
         Changes in operating assets and liabilities:
          (Increase) decrease in assets:
            Organization costs                                                 0                0            (    1,350)
          Increase (decrease) in liabilities:
            Accounts payable and accrued expenses                          1,296          ( 1,491)                6,589
                                                                          ------           ------           -----------
                  TOTAL ADJUSTMENTS                                       1,296           ( 1,491)              167,800
                                                                         -------           ------           -----------

         NET CASH USED BY OPERATING
          ACTIVITIES                                                     ( 3,904)         ( 4,737)           (1,408,158)
                                                                          ------           ------             ---------

CASH FLOWS FROM INVESTING ACTIVITIES
         Additions to property and equipment                                   0                0            (   39,111)
                                                                       ---------        ---------             ---------

CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds from issuance of common stock                                0                0             1,433,899
         Loans from stockholders                                               0            3,500                23,500
         Repayment of stockholders' loans                                      0                0            (   10,000)
                                                                       ---------         --------             ---------

         NET CASH PROVIDED BY FINANCING
          ACTIVITIES                                                           0            3,500             1,447,399
                                                                       ---------           ------             ---------
INCREASE (DECREASE) IN CASH                                              ( 3,904)         ( 1,237)                  130

BEGINNING CASH BALANCE                                                     4,034            2,191                     0
                                                                          ------           ------          ------------
ENDING CASH BALANCE                                                   $      130        $     954       $           130
                                                                        ========          =======          ============

                         SAFE AID PRODUCTS INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                    UNAUDITED

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Safe Aid Products Incorporated ("the Company") was incorporated on May 21, 1987 in the State of Delaware to engage in manufacturing and marketing of a disinfectant product for sale in dental and medical offices and hotel and motel markets, as well as in the retail over-the counter market, and to engage in research and development regarding nasal and transdermal delivery of aspirin and other drugs. At present, the Company remains in its development stage. Its activities to date consist of limited sales of disinfectant products and the investigation of the nasal and transdermal delivery of aspirin and other drugs.

The Company's financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company reported net losses of $5,089 and $19,049 for the fiscal years ended November 30, 1996 and 1995, respectively. The continuation of the Company is dependent upon obtaining additional capital or financing and the eventual achievement of sustained profitable operations. To obtain these objectives, management is pursuing a number of options, including continued efforts towards the licensing of patents related to the nasal and transdermal delivery of aspirin and other drugs. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial data for the six and three months ended May 31, 1997 and 1996, and the period May 21, 1987 (commencement of development stage) through May 31, 1997 is unaudited, but includes all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of the management, necessary for a fair presentation of the results of operations for such periods.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates and assumptions.

Depreciation of machinery and equipment is computed under an accelerated method over five year estimated useful lives of the related assets.

Net Loss Per Share

Net loss per average common and common equivalent share has been computed on the basis of the weighted average number of common shares and equivalents outstanding during the respective periods. The effects on loss per share resulting from the assumed issuance of reserved shares and the assumed exercise of warrants in all periods presented are antidilutive and, therefore, not included in the calculations.

                         SAFE AID PRODUCTS INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                    UNAUDITED

NOTE 2 - INCOME TAXES

No provision has been made in the accompanying financial statements for income taxes payable because of the Company's operating loss from operations. At November 30, 1996, the Company has approximately $1,553,000 of operating loss carry forwards for financial reporting and income tax purposes that expire through the year 2011. Additionally, the Company has approximately $44,000 of research and development credits available to offset future income taxes through the year 2005.

NOTE 3:  STOCKHOLDERS' EQUITY

The Articles of Incorporation provide for the authorization of 950,000,000 shares of common stock at $.00001 par value. Original capital contributed was $10,000 in payment for the issuance of 100,000,000 shares of common stock.

During the period from December 1, 1987 through February 11, 1988, an additional 350,000,000 shares were issued for an aggregate consideration of $155,514.

In June of 1988, the Company completed a sale of 150,000 units to the public at a price of $10 per unit. The Company received proceeds in the amount of $1,213,841, net of commissions and expenses to the underwriter, legal, accounting and other expenses related to the public offering in the amount of $286,159. Each unit consisted of 1,000 shares of common stock, $.00001 par value, and 500 redeemable common stock warrants designated redeemable Warrant "A". Each redeemable Warrant "A" would upon exercise, entitle the holder to purchase one share of common stock for $.02 per share and to receive one redeemable Class "B" Common Stock purchase warrant. Each redeemable Class "B" Common Stock purchase warrant would, upon exercise, entitle the holder to purchase one share of common stock for $.05 per share. These exercise periods of both Class "A: and Class "B" warrants have been extended by the Board of Directors through January 9, 1998. At May 31, 1997, 147,272,800 shares of common stock are reserved in connection with such warrants.

The shares of common stock and common stock purchase warrants were immediately detachable from the units upon closing of the public offering and are, to the extent a market exists, therefore, traded separately from the common stock.

In August 1988, 4,050,000 shares of common stock were issued to certain consultants of the Company as compensation for their services rendered. These shares have been valued by the Company at $.02 per share. The Company recorded these shares as research and development expense.

During November 1988, 675,000 redeemable Class "A" Common Stock purchase warrants were exercised at a price of $.02 per share. The Company received proceeds of $13,500 upon the exercise of these warrants.

                         SAFE AID PRODUCTS INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                    UNAUDITED

NOTE 3:  STOCKHOLDERS' EQUITY (continued)

In December 1988, 750,000 shares of common stock were issued to an unrelated company as an inducement to enter into a license agreement at $.02 per share. The Company recorded these shares as research and development expense.

In March 1989, 200,000 shares of common stock were issued to an unrelated party as compensation for services rendered to the Company. These shares have been valued by the Company at $.02 per share. The Company recorded these shares as public relations expense.

In October 1989, 750,000 shares of common stock were issued to unrelated parties as compensation for services rendered to the Company. These shares have been valued by the Company at $.01 per share. The Company recorded these shares as consulting and research and development expense.

During the years ended November 30, 1989 and 1990, 2,027,200 and 25,000 redeemable Class "A" Common Stock purchase warrants were exercised at a price of $.02 per share, respectively. The Company received proceeds of $40,544 and $500 upon the exercise of these warrants, respectively.

On January 8, 1993, the Company issued 500,000 shares of the Company's common stock in consideration of consulting services. The shares were valued at $.001 per share.

In January and February of 1994, 94,000,000 shares of common stock were issued to certain officers and consultants of the Company and to one of the Company's law firms as compensation for their services rendered and to induce them to continue to provide their services to the Company. These shares have been valued by the Company at $.00015 per share and the Company recorded these shares as general and administrative expenses during the year ended November 30, 1994.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

On February 27, 1997, the Company entered into a joint venture with CC Plus, a Spanish corporation. The purpose of the joint venture is to establish the worldwide development, production and marketing of nasally administered aspirin (the "Product"), as well as research and develop the ability to use the Product in connection with the nasal administration of other medications or natural substances. The term of the joint venture is ten (10) years, commencing February 27, 1997 and shall be automatically renewed for periods of ten (10) years each unless otherwise terminated in accordance with the terms of the Agreement. However, during the initial term, the corporation holds the exclusive right to terminate the joint venture in the event that the total sales of the Product are less than 1,500,000 units during the initial thirty months of the term of the joint venture.

         The corporation and CC Plus shall share the earnings of the joint venture in equal shares of fifty (50%) percent each. However, the corporation's share in the earnings of the joint venture shall not be less than five (5%) percent of the gross sales of the joint venture. As a condition to the joint venture, CC Plus shall expend no less than $500,000.00 towards the development and marketing of the Product. The initial name of the joint venture is "CC Plus-Safe Aid Joint Venture."

On July 25, 1994, the Company entered into a license agreement with CMR Group, Inc. ("CMR") in which the Company granted to CMR an exclusive license to develop and market the Company's patent rights relating to TCGU or bleaching products. In consideration for granting CMR this license, the Company received a license fee of $10,000 in 1994 and will receive royalties of 10% of the net revenue from all sales of products containing TCGU until the Company receives $1,000,000, and 7% of the net revenue from such sales thereafter.

There were no royalties earned pursuant to this agreement during the year ended November 30, 1996 or the six months ended May 31, 1997.

                         SAFE AID PRODUCTS INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                    UNAUDITED

NOTE 4 - COMMITMENTS AND CONTINGENCIES (continued)

On January 25, 1988, the Company entered into a research agreement with the University of Kentucky Research Foundation (UKRF). Pursuant to the terms of the agreement, the Company offered a grant in the amount of $100,000 per year, in exchange for specific research to be performed by UKRF. The Company paid $100,000 for the year ended November 30, 1988 and $75,000 for the year ended November 30, 1989. No grants were offered subsequent to 1989. All inventions or discoveries pursuant to the research agreement shall be owned by UKRF. UKRF has granted an option to the Company for the exclusive license of any such invention or discoveries. Upon exercising its option, the Company shall pay a license fee up to $10,000. Certain members of the Company's Advisory Board are professors at the University of Kentucky. On August 30, 1988 the Company exercised its option with respect to certain patent rights. Additionally, the Company shall pay annual royalties during the term of the agreement based upon annual direct and indirect net sales as follows:

i.       2.0% royalty on all direct sales.

ii. For all indirect sales for which the Company receives a royalty, 1/3 of such royalty is to be paid to UKRF. This royalty payment cannot be less than 1% or more than 2% of such indirect sales.

iii. For all indirect sales for which the Company receives a license fee, 20% of such license fee is to be paid to UKRF.

There has been no activity with respect to this agreement during the year ended November 30, 1996 or the six months ended May 31, 1997.

On January 25, 1988, the Company entered into a license agreement with UKRF in connection with the right to use certain information and patents concerning the derivation of aspirin. The agreement also required a non-refundable license issue fee of $5,000 upon execution. Additionally, the Company shall pay a royalty in an amount equal to 2% of the net sales of the licensed product as defined in the agreement. There has been no activity with respect to this agreement during the year ended November 30, 1996 or the six months ended May 31, 1997.